NATIONAL-STANDARD COMPANY TARGETED RETIREMENT BENEFIT PLAN










                              C E R T I F I C A T E



          I, _________________, duly-authorized Chairman of the Board of Directors of National-Standard Company ("the Company") do hereby adopt the attached National-Standard Company Targeted Retirement Benefit Plan on behalf of the Company effective _______________________.
          Dated this ______________ day of __________, 1995.


                               NATIONAL-STANDARD COMPANY



                               By




                                TABLE OF CONTENTS



                                                                            PAGE

SECTION 1                                                                      1
     Introduction                                                              1
          Purpose                                                              1
          Effective Date                                                       1
          Employers                                                            1
          Plan Administration                                                  1

SECTION 2                                                                      1
     Eligibility and Membership                                                1
          Eligibility                                                          1
          Leave of Absence                                                     2
          Disability Retirement Date                                           2
          Normal Retirement Date                                               2
          Early Retirement Date                                                2
SECTION 3                                                                      2
     Benefits                                                                  2
          Amount of Benefits                                                   2
          Form of Payment                                                      4
          Earnings                                                             5
          Benefit Payments                                                     6
          Small Amounts                                                        6
          Final Average Earnings                                               6
          Amount of Replacement Death Benefits                                 6
          Amount of Disability Benefits                                        7
          Early Retirement                                                     7

SECTION 4                                                                      8
     Miscellaneous                                                             8
          Information Required by Company                                      8
          Employment Rights                                                    8
          Facility of Payment                                                  8
          Gender and Number                                                    8
          Review of Benefit Determinations                                     8
          Committee's Decision Final                                           8
          Action by Employer                                                   9
          Interests Not Transferable                                           9
          Controlling Law                                                      9
          Designation of Beneficiary                                           9

SECTION 5                                                                      9
     Amendment and Termination                                                 9




           NATIONAL-STANDARD COMPANY TARGETED RETIREMENT BENEFIT PLAN



                                    SECTION 1

                                  Introduction


1.1 Purpose. NATIONAL-STANDARD COMPANY TARGETED RETIREMENT BENEFIT PLAN (the "plan") has been established by NATIONAL-STANDARD COMPANY (the "company") to provide benefits for eligible employees of the company and its subsidiaries which adopt the plan.

1.2 Effective Date. The effective date of the plan is May 1, 1995 (the "effective date").

1.3 Employers. Any subsidiary of the company may adopt the plan, with the company's consent, by resolution of its Board of Directors. The company and its subsidiaries which adopt the plan are referred to below collectively as the "employer" and individually as an "employer".

1.4  Plan Administration.  The plan will be administered by the company.


                                    SECTION 2

                           Eligibility and Membership

2.1 Eligibility. An employee who is a member of the plan during any period commencing on or after the effective date shall continue as a member so long as he meets all of the following requirements:

     (a)  he is employed as a salaried employee of an employer;

     (b) he is a participant in the National-Standard Company Employees' Pension Plan (the "pension plan"); and

     (c) he is designated as a participant by the Board of Directors of the company in writing.

     A participant who ceases to be an employee of an employer and is reemployed by an employer shall not again become eligible to participate in the plan unless he is again designated as a participant by the Board of Directors of the company.

2.2 Leave of Absence. A leave of absence which is not treated as a termination of employment by an employer or which is required by law because of military service will not interrupt membership in the plan.

2.3 Disability Retirement Date. A participant's "disability retirement date" shall be the first day of the month following the date the participant becomes disabled. For purposes of the plan, "disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted for a continuous period of not less than six months. The disability of a participant shall be determined by the Board of Directors of the company in its sole discretion. However, if the condition constitutes total disability under the federal Social Security Acts, the plan administrator may rely upon such determination that the participant is disabled for the purposes of this plan. The determination shall be applied uniformly to all participants similarly situated.

2.4 Normal Retirement Date. A participant's "normal retirement date" will be the first day of the month coincident with or next following his attainment of age 65 years.

2.5 Early Retirement Date. A participant's "early retirement date" will be the first day of the month coincident with or next following the date of his retirement from the employ of the company or an employer before his normal retirement date but after he has both attained age 55 years and completed 10 or more years of credited service under the pension plan.


                                    SECTION 3

                                    Benefits

3.1 Amount of Benefits. A participant in this plan will be entitled to receive as his benefit under this plan an amount equal to:

     (a) a monthly payment equal to 1/12 of 55% of the participant's final average earnings; less

     (b)  An amount equal to the sum of:

          (i) An amount of monthly benefit, payable in the form of a life annuity, which is actuarially equivalent to the amount payable to the participant under the terminated National-Standard Retirement Plan for Salaried Employees.

          (ii) The amount of monthly pension benefit payable to him under the pension plan payable in the form of a straight life annuity.

          (iii) An amount of benefit, payable in the form of a life annuity, which is actuarially equivalent to the aggregate deferred compensation payable to him under all other non-qualified deferred compensation plans of, and all other binding agreements with, the company or any other corporation. For purposes of this subparagraph 3.1(b), with respect to amounts payable under the National-Standard Deferred Compensation Plan, only amounts attributable to "company contributions" made pursuant to paragraph A-5 of Supplement A of such plan shall be considered. Amounts attributable to the National-Standard Spouse's Benefit Plan shall be offset as provided in subparagraph 4.1(b)(vi).

          (iv) An amount of benefit, payable in the form of a life annuity, which is actuarially equivalent to the amount of the participant's employer contribution account under the National-Standard Company Employees' Stock Savings Plan. In the event a contribution account described in the preceding sentence is not maintained, or a withdrawal from the account has previously been made, the offset under this subparagraph 3.1(b) shall equal the sum of the amount of any contribution account previously distributed to the participant projected from the date of distribution until the date of determination using an annual interest rate of 7% plus the participant's employer contribution account as of the date of determination.

          (v) 50% of the participant's monthly Primary Insurance Amount under the Social Security Act determined as of the participant's Social Security Retirement Age.

          (vi) In the event of the participant's death prior to commencement of benefit, the amount of monthly benefit payable to the participant's spouse under the National-Standard Spouse's Benefit Plan.

3.2 Form of Payment. Except as otherwise specifically provided, payment of benefits shall be made to a participant as follows:

     (a) Life Annuity. A participant who is not legally married on the date as of which such payments commence, or a participant who prior to that date elects not to receive his benefit in the form of a joint and survivor annuity, shall receive a benefit in accordance with the plan payable during his lifetime, with the last payment to be made for the month in which his death occurs.

     (b) Joint and Survivor Annuity. A participant who is legally married on the date as of which such payments commence and who had not made an election to waive a joint and survivor form of payment shall receive a joint and survivor annuity which is actuarially equivalent to the amount of monthly benefit otherwise payable to him in accordance with the plan on a life annuity basis. Such joint and survivor annuity shall consist of a reduced benefit continuing during the participant's lifetime, and if the participant's spouse is living at the date of the participant's death, payment of one-half of such reduced monthly benefit to such spouse until the spouse's death occurs, with the last payment to be made for the month of the death of the last to die of the participant and his spouse.

3.3 Earnings. A participant's "earnings" means the annual rate of cash compensation payable to him for services rendered to the company as an employee, including:

     (a) bonuses paid to him during the preceding 12-month period (or which would have been paid but for the participant's election to defer payment to a subsequent period);

     (b) amounts which would have constituted earnings as defined in this subsection, but for the participant's earnings reduction authorization in effect under any defined contribution plan or cafeteria plan maintained by an employer pursuant to Section 401(k) or 125 of the Internal Revenue Code, respectively, or but for the participant's deferral of earnings pursuant to the National-Standard Deferred Compensation Plan; and

     (c) any cash awards under an employer's long-term incentive, bonus, or non-deferred profit sharing plan;

     but excluding:

     (d) payment (prior to his employment termination date) of compensation previously deferred by the participant which would have constituted earnings at the time of deferral if paid at that earlier time;

     (e) reimbursement of expenses, such as travel expenses, relocation or educational assistance allowances, or the cost of physical examinations;

     (f)  imputed income;

     (g) contributions by an employer to, or amounts paid from, any tax-qualified pension, profit sharing or stock bonus plan (except to the extent included under (b) above); and

     (h) severance pay or accrued vacation pay paid to him as a result of his termination of employment.

3.4 Benefit Payments. Commencing as of the effective date, any benefit payable under the plan will be paid directly by the company. The company shall not be required to segregate on its books or otherwise any amount to be used for payment of benefits under the plan. Notwithstanding the foregoing, the employers reserve the right to hereafter establish a trust or purchase insurance contracts for the purpose of providing benefits under the plan.

3.5 Small Amounts. If the amount of any monthly benefit that becomes payable is less than $20, the company may pay the actuarial equivalent of such benefit in a series of installments less frequently than monthly.

3.6 Final Average Earnings. The "final average earnings" of a participant shall mean the monthly average of the earnings paid to the participant for the five consecutive 12-month periods immediately preceding the participant's normal retirement date or earlier termination of employment (or the monthly average of earnings for the entire period of the participant's employment if such period is less than five consecutive 12-month periods). Such average shall be computed by dividing the total of the participant's earnings for such five consecutive 12-month periods by 60 months or the shorter period of employment if applicable.

3.7 Amount of Replacement Death Benefits. Subject to the conditions and limitations of the plan, if a participant dies prior to the date benefits commence to him under the plan, the participant's beneficiary shall be entitled to a benefit equal to the amount of benefit which would have been payable to the participant in accordance with subsection 3.1 in the form of a life annuity assuming the participant had remained in service until age
     65. A calculation of benefit under this subsection 3.7 shall be based on the participant's final average earnings as of his date of death projected until age 65 and increased at an annual rate of 5%. The amount of offset provided under subparagraphs 3.1(b)(ii), (iii) and (iv) shall similarly be calculated by assuming that the participant would have remained in service and continued to participate in the applicable plan until age 65 and based on earnings projected as provided in the preceding sentence. In addition, account balances which are derived from application of subparagraphs 3.1(b)(iii) and (iv) shall be shall be projected forward to the date the participant would have attained age 65 and, for this purpose, increased at an annual rate of 7%. If payments to the participant's beneficiary commence prior to the date the participant would have attained normal retirement age, payments shall be reduced in accordance with subsection 3.8 to the date of commencement. A death benefit payable in accordance with this subsection 3.7 shall be payable monthly until a total of 120 payments have been made. If a participant's beneficiary dies prior to the date 120 total payments have been made, payments shall cease.

3.8 Amount of Disability Benefits. Subject to the conditions and limitations of the plan, if a participant retires on a disability retirement date, he shall be entitled to a benefit equal to the amount of benefit which would have been payable to the participant in accordance with subsection 3.1 in the form of a life annuity, projected forward to the date the participant would have attained age 65 in the manner described in subsection 3.7 but reduced by an additional amount equal to 3% per year for each year the date of commencement of the disability benefit precedes the date the participant attains age 65 years and further reduced by an additional amount equal to 3% per year for each year the disability benefit precedes the participant's attainment of age 55 years. A disability benefit payable in accordance with this subsection 3.8 shall be payable monthly until 180 monthly payments have been made. If a participant dies prior to the date 180 monthly payments have been made, payments shall continue to the participant's designated beneficiary until a total of 180 monthly payments have been made, taking into account payments made to the participant and the participant's designated beneficiary. If a participant's beneficiary dies prior to the date a total of 180 payments have been made, taking into account payments made to the participant and the participant's designated beneficiary, payments shall cease.

3.9 Early Retirement. In lieu of receiving the monthly retirement income otherwise payable under subsection 3.1 commencing on his normal retirement date, a participant who retires on an early retirement date may elect a monthly retirement income commencing on his early retirement date, or on the first day of any calendar month thereafter before his normal retirement date. Such monthly retirement income will be computed in accordance with subsection 3.1, and projected forward to the date the participant would have attained age 65 in the manner described in subsection 3.7, but actuarially reduced by an amount equal to 3% per year for each year the early retirement benefit precedes his normal retirement date to take into account the participant's younger age and the early commencement of his benefits. An election to receive benefits prior to attaining normal retirement age must be in writing and filed with the company at such time prior to the date earlier payment of the participant's retirement income is to begin as the company shall determine.


                                    SECTION 4

                                  Miscellaneous

4.1 Information Required by Company. Each person entitled to benefits under the plan must file with the company from time to time in writing such person's post office address and each change of post office address. Any communication, statement or notice addressed to any such person at the last post office address filed with the company will be binding upon such person for all purposes of the plan. Each person entitled to benefits under the plan shall also furnish the company with such documents, evidence, data or information as the company considers necessary or desirable for the purpose of administering the plan.

4.2 Employment Rights. The plan does not constitute a contract of employment, and membership in the plan will not give any person the right to be retained in the employ of any employer, nor any right or claim to any benefit under the plan, unless such right or claim has specifically accrued under the terms of the plan.

4.3 Facility of Payment. When a person entitled to benefits under the plan is under legal disability, or, in the company's opinion, is in any way incapacitated so as to be unable to manage financial affairs, the committee may cause benefits otherwise payable to such person to be paid to such person's legal representative, or to a relative or friend of such person for such person's benefit, or the committee may direct the application of such benefits for the benefit of such person. Any payment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment under the plan.

4.4 Gender and Number. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural and the plural shall include the singular.

4.5 Review of Benefit Determinations. The company will provide notice in writing as required by applicable law to any person whose claim for benefits under the plan is denied and the company shall afford such person a full and fair review of its decision if so requested.

4.6 Committee's Decision Final. Any interpretation of the plan and any decision on any matter within the company's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the company shall make such adjustment on account thereof as it considers equitable and practicable.

4.7 Action by Employer. Any action required or permitted to be taken by an employer under the plan shall be by resolution of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors.

4.8 Interests Not Transferable. The interests of members and beneficiaries under the plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated or encumbered.

4.9 Controlling Law. Except to the extent superseded by the laws of the United States, the laws of the State of Indiana shall be controlling in all matters relating to the plan.

4.10 Designation of Beneficiary. Each participant, from time to time, by signing a form furnished by the company, may designate any person or persons to whom his benefits are to be paid if he dies before he receives all of his benefits. A beneficiary designation form will be effective only when the form is filed with the company while the participant is alive and will cancel all beneficiary designation forms previously filed with the company. If a deceased participant failed to designate a beneficiary as provided above, or if all of the designated beneficiaries die before the participant, the participant's benefits shall be distributed to his spouse or, if there is none, no benefits shall be paid.


                                    SECTION 5

                            Amendment and Termination

The company reserves the right to amend the plan from time to time. The company also reserves the right to terminate the plan as applied to all employers, and each employer reserves the right to terminate the plan as applied to its employees. Members will be notified of an amendment or termination of the plan within a reasonable time.